EXHIBIT 23.2


Draffin
& Tucker, LLP
CERTIFIED PUBLIC ACCOUNTANTS




                       CONSENT OF DRAFFIN & TUCKER, LLP



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated February 1, 2002 included in the December 31, 2003 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.



/s/ DRAFFIN & TUCKER, LLP


Albany, Georgia
March 24, 2004


P.O. Box 6                                    Members:
2617 Gillion Road                             The American Institute of
Albany, Georgia  31702-0006                   Cerfified Public Accountants
(229) 883-7878
FAX (229) 435-3152                            The Georgia Society of
                                              Certified Public Accountants